UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 26, 2005
Date of Report (Date of earliest event reported)

HAGGAR CORP.

(Exact name of registrant as specified in the charter)

NEVADA	0-20850	75-2187001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11511 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

(214) 352-8481
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On August 26, 2005, Haggar Corp. (the “Company”) entered into Indemnification Agreements with each of the following directors and officers of the Company:  J.M. Haggar, III, Frank D. Bracken, Richard Heath, Rae F. Evans, John C. Tolleson, Donald E. Godwin, James Neal Thomas, Thomas G. Kahn, Alan C. Burks, David Roy, John W. Feray, Marc W. Joseph and Linda C. Shirley.  In general, the Indemnification Agreements require the Company to indemnify the applicable directors and officers to the fullest extent permitted by law and to advance expenses to such persons in connection with claims made against them.  The foregoing is a summary description of the material terms of the Indemnification Agreements and is qualified in its entirety by the text of the Indemnification Agreements, a copy of the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1                           Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2005	HAGGAR CORP.
(Registrant)

	By:	/s/ John W. Feray
John W. Feray
(Chief Accounting Officer)